UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 16, 2004

BIOSPHERE MEDICAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23678	04-3216867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 Hingham Street Rockland, Massachusetts	02370
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 681-7900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 17, 2004, BioSphere Medical, Inc. (“BioSphere”) announced that BioSphere had appointed Martin J. Joyce, age 50, to serve as BioSphere’s Vice President and Chief Financial Officer, effective as of September 16, 2004. Mr. Joyce will serve as BioSphere’s principal financial officer and principal accounting officer. Prior to joining BioSphere, Mr. Joyce served from 2000 to 2004 as Managing Partner and Co-Founder of Stratex Group LLC, a provider of biopharmaceutical executive services to early-stage companies and venture investors. From 1996 to 2000, Mr. Joyce served as Vice President, Finance and Administration of Serono, Inc., a biopharmaceutical corporation.

Mr. Joyce will be paid an annual salary of $190,000 and will be granted an option to purchase 50,000 shares of BioSphere common stock, vesting in equal installments on the first five anniversaries of the date of grant. In addition, Mr. Joyce will be entitled to receive a bonus under the BioSphere bonus plan and will be eligible to participate in BioSphere’s bonus and benefit programs.

The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2004	BIOSPHERE MEDICAL, INC.

	By:	/s/ Martin J. Joyce
Martin J. Joyce
Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of BioSphere Medical, Inc. dated September 17, 2004